As filed with the Securities and Exchange Commission on January 17, 2007

                                          Registration No. 333-
                                                               ..........
..........................................................................
..........................................................................

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                                FORM S-8

                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933

                         Excel Technology, Inc.
                         ......................
         (Exact name of registrant as specified in its charter)

                                Delaware
                                ........
     (State or other jurisdiction of incorporation or organization)

                               11-2780242
                               ..........
                (I.R.S. employer identification number)

                            41 Research Way
                     East Setauket, New York  11733
            ..................................................
           (Address of principal executive offices) (Zip code)

      Excel Technology, Inc. 2006 Stock Option/Stock Issuance Plan
      ............................................................
                        (Full title of the plan)

                Antoine Dominic, Chief Executive Officer
                         Excel Technology, Inc.
                            41 Research Way
                     East Setauket, New York 11733
                ........................................
                (Name and address of agent for service)

                             (631) 784-6175
                             ..............
     (Telephone number, including area code, of agent for service)

                              - copy to -
                        Howard S. Breslow, Esq.
                         Breslow & Walker, LLP
                        100 Jericho Quadrangle
                        Jericho, New York 11753
                            (516) 822-6505
..........................................................................
..........................................................................


                     CALCULATION OF REGISTRATION FEE

    Title of      Amount to be    Proposed       Proposed     Amount of
 securities to   registered (1)    maximum        maximum   registration
 be registered                  offering price   aggregate       fee
     price                      per share (2)
................ .............. ...............  ...........  ............
 Common Stock,
par value $.001
   per share
("Common Stock")    750,000        $25.61       $19,207,500     $2055.20


(1) Represents shares of common stock issuable under the Excel Technology 2006 Stock Option /Stock Issuance Plan(the "Plan"). This Registration Statement also covers such additional shares of Common Stock as may be issuable in accordance with the terms of the Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction without receipt of consideration which results in an increase in the number of shares of the outstanding Common Stock.

(2) Pursuant to Rule 457(h), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated with respect to 750,000 shares, on the basis of $25.61, the average of the high and low prices of the Common Stock as quoted on Nasdaq National Market System on January 11, 2007.


                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         .......................................

         The following documents previously filed by Excel Technology, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2005;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2005; and

         (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, including any amendment or report filed with the Commission for the purpose of updating such description.

          In addition, all documents and reports subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15 (d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as modified or superseded.

Item 4.  Description of Securities
         .........................

         Not applicable.

Item 5.  Interests of Named Experts and Counsel
         ......................................

         The validity of the securities offered hereby will be passed upon for the Company by Breslow & Walker, LLP, New York, New York. Howard S. Breslow, a partner in Breslow and Walker, LLP, was a director of the Company until December 6, 2006. As of the date hereof, Mr. Breslow owns 12,000 shares of the Company's common stock and options to purchase 80,000 shares of the Company's common stock.

Item 6.  Indemnification of Directors and Officers
         .........................................

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Article SIXTH of the Company's Certificate of Incorporation provides for such limitation of liability.

         In addition, Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any officer or director against expenses incurred by him in connection with any action in which he is made a party by reason of his being or having been a director, officer, employee or agent of such corporation, provided that it is determined that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 145 also empowers a corporation to advance to an officer or director the expenses of defending claims upon receipt of his undertaking to repay any amount to which it is later determined he is not entitled.

          The above discussion of the Delaware General Corporation Law and of the Company's Certificate of Incorporation is not intended to be exhaustive and is qualified in its entirety by such statute and the Company's Certificate of Incorporation.

          The officers and directors of the Company are covered by officers' and directors' liability insurance.

Item 7.  Exemption from Registration Claimed
         ...................................

          Not applicable.


Item 8.  Exhibits
         ........

                                                            Sequentially
                                                            Numbered Page
Exhibit                        Description                  Where Located
........                        ...........                  .............

 5           Opinion of Breslow & Walker, LLP as to the
             legality of the securities being registered           10

 23(a)       Consent of KPMG LLP                                   11

 23(b)       Consent of Breslow & Walker, LLP (included in
             Exhibit 5)                                             -
 24          Powers of Attorney - included in signature page
             hereof                                                 7

 99          Excel Technology, Inc. 2006 Stock Option/Stock
             Issuance Plan                                         12


Item 9.  Undertakings
         ............

A.       The undersigned Company hereby undertakes that it will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to the registration statement to:

              (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) For the purpose of determining any liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities; and

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by final adjudication of such issue.



                               SIGNATURES
                               ..........

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of East Setauket, State of New York, as of this 17th day of January, 2007.

                                 EXCEL TECHNOLOGY, INC.

                            By:  /s/ Antoine Dominic
                                 ........................................
                                 Antoine Dominic, Chief Executive Officer


         Each person whose signature appears below constitutes and appoints Antoine Dominic and J. Donald Hill, and each of them, with full power of substitution, his true and lawful attorney-in-fact and agents to do any and all acts and things in his name and on his behalf in his capacities indicated below which they or either of them may deem necessary or advisable to enable Excel Technology, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for him in his name in the capacities stated below, any and all amendments (including post-effective amendments) to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                      Date
.....................  .................................. ................
/s/ J. Donald Hill    Chairman of the Board and Director January 17, 2007
.....................
J. Donald Hill

/s/ Antoine Dominic   Chief Executive Officer,           January 17, 2007
.....................  President,and Chief Operating
Antoine Dominic       Officer (Principal Executive
                      Officer) and Director


/s/ Alice Varisano    Chief Financial Officer            January 17, 2007
.....................  (Principal Financial and
Alice Varisano        Accounting Officer)

/s/ Steven Georgiev   Director                           January 17, 2007
.....................
Steven Georgiev

/s/ Donald E. Weeden  Director                           January 17, 2007
.....................
Donald E. Weeden

/s/ Ira J. Lamel      Director                           January 17, 2007
.....................
Ira J. Lamel



                             EXHIBIT INDEX
                             .............

                                                             Sequentially
                                                            Numbered Page
Exhibit                        Description                  Where Located
........                        ...........                  .............

 5           Opinion of Breslow & Walker, LLP as to the
             legality of the securities being registered           10

 23(a)       Consent of KPMG LLP                                   11

 23(b)       Consent of Breslow & Walker, LLP (included in
             Exhibit 5)                                             -
 24          Powers of Attorney - included in signature page
             hereof                                                 7

 99          Excel Technology, Inc. 2006 Stock Option/Stock
             Issuance Plan                                         12




                                                               Exhibit 5



January 17, 2007

Board of Directors
Excel Technology, Inc.
41 Research Way
East Setauket, NY 11733

Gentlemen:

     We have acted as counsel to Excel Technology, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering the offering of up to 750,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share, pursuant to the exercise of options granted or which may be granted under its 2006 Stock Option/Stock Issuance Plan (the "Plan"). The Company has requested that we furnish this opinion for inclusion as an exhibit to the Registration Statement.

     In connection with this opinion, we have examined the Registration Statement and the Company's Certificate of Incorporation and Bylaws, each as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We also have assumed that on the dates the options are exercised and/or shares are issued (i) the Shares will continue to be validly authorized, and (ii) the options will constitute valid, legal and binding obligations of the Company.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Plan, the options, the Registration Statement and the related prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder, with respect to any part of the Registration Statement, including this opinion.

                                             Sincerely,

                                             /s/ Breslow & Walker, LLP

                                             Breslow & Walker, LLP


                                                               EXHIBIT 23

        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors and Stockholders
Excel Technology, Inc.:


     We consent to the incorporation by reference in this registration statement on Form S-8 of Excel Technology, Inc. of our reports dated February 15, 2006, with respect to the consolidated balance sheets of Excel Technology, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 Annual Report on Form 10-K of Excel Technology, Inc.



                                                           /s/ KPMG LLP



Melville, New York
January 17, 2007







                                                               EXHIBIT 99

                         EXCEL TECHNOLOGY, INC.
                        (a Delaware Corporation)

                  2006 STOCK OPTION/STOCK ISSUANCE PLAN

                              ARTICLE ONE
                           GENERAL PROVISIONS
                           ..................

     I.   PURPOSE OF THE PLAN
          This 2006 Stock Option/Stock Issuance Plan is intended to promote the interests of Excel Technology Inc, a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

          Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

     II.  STRUCTURE OF THE PLAN
          A. The Plan shall be divided into two (2) separate equity programs:
          (i) the Option Grant Program under which eligible persons may, at the discretion of the Committee, be granted options to purchase shares of Common Stock, and

          (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Committee, be issued shares of Common Stock directly.

          B. The provisions of Articles One and Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

     III. ADMINISTRATION OF THE PLAN

          A. The Plan shall be administered by the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

          B. The Committee shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options and awards of shares of Common Stock thereunder as it may deem necessary or advisable. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan or any option or issuance of shares of Common Stock thereunder.

          c. The Committee may delegate to one or more officers of the Corporation the authority to grant options under the Option Grant Program and/or shares of Common Stock under the Stock Issuance Program to eligible persons who are not subject to the requirements of Section 16 of the Exchange Act or Section 162(m) of the Code and the rules and regulations thereunder, provided that the Committee shall have fixed the total number of shares of Common Stock subject to such grants. Any such delegation shall be subject to the limitations of Section 157(c) of the Delaware General Corporation Law. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

          D. No member of the Board or the Committee, nor any officer or employee of the Corporation acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Corporation acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Corporation in respect of any such action, determination or interpretation.

          E. The Committee may employ attorneys, consultants, accountants or other persons, and the Committee and the Corporation and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.

     IV.  ELIGIBILITY

          A. The persons eligible to participate in the Plan are as follows:
          (i)   Employees,

          (ii) non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary, and

          (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          B. The Committee shall have full authority to determine (i) with respect to the grants under the Option Grant Program, which eligible persons are to receive the option grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares, the consideration (if any) to be paid by the Participant for such shares, whether such award shall be a Performance Award, and if it is a Performance Award, the terms of such Performance Award consistent with Section I.C. of Article Three.

          C. The Committee shall have the absolute discretion either to grant options in accordance with the Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

          D. Subject to Section V.C. of this Article One relating to changes made to Common Stock by reason of certain events, no Employee shall be eligible to be granted options covering more than two hundred thousand (200,000) shares of Common Stock during any one calendar year.

          E. Subject to Section V.C. of this Article One relating to changes made to Common Stock by reason of certain events, the maximum number of shares of Common Stock that may be issued to any Employee in connection with Performance Awards under the Stock Issuance Program during any calendar year shall be two hundred thousand (200,000) shares.

     V.   STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed seven hundred and fifty thousand (750,000) shares.

          B. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent
(i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are canceled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise price or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.

          C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made by the Committee to
(i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Committee shall be final, binding and conclusive.


                               ARTICLE TWO
                          OPTION GRANT PROGRAM
                          ....................

     I.   OPTION TERMS

          Each option shall be evidenced by one or more documents in the form approved by the Committee; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

          A.    Exercise Price.

          1. The exercise price per share shall be fixed by the Committee, and shall in no event be less than the Fair Market Value per share of Common Stock on the option grant date.

          2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in cash or check made payable to the Corporation. Should the Common Stock be registered under Section 12(g) of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:

          (i) in shares of Common Stock (including shares that are subject to risk of forfeiture or restrictions on transfer ("Restricted Shares")) held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, provided that, unless otherwise determined by the Committee, if Restricted Shares are surrendered, shares received by the Optionee upon exercise of the Options, equal in number to the Restricted Shares surrendered, shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the Restricted Shares surrendered by the Optionee, or

          (ii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (A) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Committee and set forth in the documents evidencing the option grant. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

          C.    Effect of Termination of Service.

          1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

           (i) Should the Optionee cease to remain in Service for any reason other than death, Disability or Misconduct, then, subject to
Section I. C. 2. (i) and (ii) of this Article Two, the Optionee shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee; provided, however, that if such Optionee is an executive officer, then such Optionee may exercise such Options at any time within twelve (12) months from the date of termination of such Service.

          (ii) Should Optionee's Service terminate by reason of Disability, then the Optionee shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

          (iii) If the Optionee dies while holding an outstanding option, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance shall have a twelve (12)-month period following the date of the Optionee's death to exercise such option.

          (iv) Under no circumstances, however, shall any such option be exercisable after the specified expiration of the option term.

          (v) Subject to Section I.C.2.(i) and (ii) of this Article Two, during the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding with respect to any and all option shares for which the option is not otherwise at the time exercisable or in which the Optionee is not otherwise at that time vested.

          (vi) Should Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to remain outstanding.

          2. The Committee shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

          (i) extend the period of time for which the option is to remain exercisable following Optionee's cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Committee shall deem appropriate, but in no event beyond the expiration of the option term, and/or

          (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

          D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          E. Unvested Shares. The Committee shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee and set forth in the document evidencing such repurchase right. The Committee may not impose a vesting schedule upon any option grant or the shares of Common Stock subject to that option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the option grant date. However, such limitation shall not be applicable to any option grants made to individuals who are officers of the Corporation, non-employee Board members or independent consultants.

          F. Limited Transferability of Options. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death.

          G. Withholding. The Corporation's obligation to deliver shares of Common Stock upon the exercise of any options granted under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

     II.  INCENTIVE OPTIONS

          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of the Plan shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options shall not be subject to the terms of this Section II.

          A. Eligibility. Incentive Options may only be granted to Employees.

          B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

          C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then (i) the option term shall not exceed five (5) years measured from the option grant date and (ii) the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date.

     III. CORPORATE TRANSACTION

          A. The shares subject to each option outstanding under the Plan at the time of a Corporate Transaction shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

          B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction.

          C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted by the Committee, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made by the Committee to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

          E. The Committee shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration (in whole or in part) of one or more outstanding options (and the immediate termination of the Corporation's repurchase rights with respect to the shares).

                             ARTICLE THREE
                         STOCK ISSUANCE PROGRAM
                         ......................

     I.   STOCK ISSUANCE TERMS

          Shares of Common Stock may be issued by the Committee under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

          A.    Payment for Shares.

          The Committee may, but need not, require a Participant to pay an amount per share determined by the Committee as a condition for receiving an issuance of shares of Common Stock under the Stock Issuance Program.

          B.    Vesting Provisions.

          1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Committee, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. However, the Committee may not impose a vesting schedule upon any stock issuance effected under the Stock Issuance Program (other than in connection with a Performance Award) which is more restrictive than twenty percent (20%) per year vesting, with initial vesting to occur not later than one (1) year after the issuance date. Such limitation shall not apply to any Common Stock issuances made to the officers of the Corporation, non-employee Board members or independent consultants.

          2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Committee shall deem appropriate.

          3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

          4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then, subject to Section I. B. 5. of this Article Three, those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

          5. The Committee may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares (unless the shares were issued in connection with a Performance Award and vesting was contingent on meeting performance goals). Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service.

         C.    Performance Awards.

          1. If the Committee determines that any shares of Common Stock to be issued under the Stock Issuance Program to an eligible Employee should qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, the grant or vesting of such award (each, a "Performance Award") shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section I.C. of this Article III.

          (i) The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section I.C. of this Article III. The performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted or vested upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant or vesting. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

          (ii) One or more of the following business criteria for the Corporation and/or for specified Subsidiaries or affiliates or divisions or other business units or lines of business of the Corporation and/or of its Subsidiaries or affiliates shall be used by the Committee in establishing performance goals for such Performance Awards: appreciation in value of the Corporation's common stock; total shareholder return; pretax earnings; return on capital, equity or assets; earnings measures/ratios (on a gross, net, pretax or posttax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization; operating income; net income; pro forma net income; economic value created or economic profit; operating profit; sales; sales growth; gross margin; direct margin; book value; revenues; expenses (including expense ratio); loss ratio; new business production; capital markets and/or acquisition transactions; investment programs initiated; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow); cash flow return on investment; operating margin; net profit margin; inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation; strategic plan development and implementation; customer or employee satisfaction; improvements in productivity; and any combination of the foregoing. Performance goals may be expressed as absolute or relative goals, goals compared to past performance, goals compared to the performance of a published or special index or benchmark deemed applicable by the Committee, goals compared to the performance of peer companies, or otherwise as determined by the Committee.

          (iii) Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the date on which 25% of such performance period has elapsed.

          (iv) The Committee may, in its discretion, reduce the number of shares of Common Stock otherwise issued or vesting in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to the Participant in respect of a Performance Award.

          (v) In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section IV.E. of Article One.

          (vi) The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, the authorization of Performance Awards and performance goals in recognition of unusual, nonrecurring or non-operational events, including without limitation stock splits, stock dividends, mergers, consolidations, large, special and non-recurring dividends, the effects of currency fluctuations, litigation or claim judgments or settlements, accruals for reorganization and restructuring programs, asset write-downs, acquisitions and dispositions of businesses and assets, and any or all items that are excluded from the calculation of non-GAAP earnings as reflected in any Corporation press release and Form 8-K filing relating to an earnings announcement, affecting the Corporation and its Subsidiaries or any business unit thereof, or the financial statements of the Corporation or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Corporation, any Subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant; provided, however, that no such adjustment shall be authorized or made if and to the extent that the existence or exercise of such authority would cause a Performance Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

          2. Determinations by the Committee as to the establishment of performance goals for Performance Awards, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m) of the Code, prior to issuance or vesting of each such Performance Award, that the performance objective relating to the Performance Award and other material terms of the Performance Award upon which issuance or vesting of the Performance Award was conditioned have been satisfied.

     II.  CORPORATE TRANSACTION

          Upon the occurrence of a Corporate Transaction, all outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full.

     III. SHARE ESCROW/LEGENDS

          Unvested shares may, in the Committee's discretion, be held by a custodian designated by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                             ARTICLE FOUR
                             MISCELLANEOUS
                             .............
     I.   FINANCING

          The Committee may permit any Optionee or Participant to pay the option exercise price under the Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Committee in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

     II.  EFFECTIVE DATE AND TERM OF PLAN

          A. The Plan shall become effective when adopted by the Board, but no option granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Committee may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

          B. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. All options and unvested stock issuances outstanding at that time under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such options or issuances.

          C. The Corporation intends that the Plan will be submitted for reapproval by the Corporation's stockholders no later than the first meeting of stockholders that occurs in the fifth year following the year in which the Corporation's stockholders previously approved the Plan.

     III. AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to Section 162(m) or 422 of the Code or pursuant to other applicable laws and regulations or the rules of any stock exchange on which the shares of Common Stock may be listed or quoted.

          B. Options may be granted under the Option Grant Program and shares may be issued under the Stock Issuance Program which are in each instance in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held by a custodian designated by the Corporation until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess shares are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held by a custodian designated by the Corporation, together with interest (at the applicable Short Term Federal
Rate) for the period the shares were held by the custodian, and such shares shall thereupon be automatically canceled and cease to be outstanding.

     IV.  USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     V.   WITHHOLDING

          The Corporation's obligation to deliver shares of Common Stock upon the exercise of any options or upon the vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

      VI. REGULATORY APPROVALS

          The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

     VII. NO EMPLOYMENT OR SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

     VIII. FINANCIAL REPORTS

           The Corporation shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding option under the Plan, unless such individual is a key Employee whose duties in connection with the Corporation (or any Parent or Subsidiary) assure such individual access to equivalent information.

     IX.   GOVERNING LAW

           The validity, construction, and effect of the Plan and any rules and regulations or documents hereunder shall be determined in accordance with the laws (including those governing contracts) of Delaware, without giving effect to principles of conflicts of laws.

                               APPENDIX
                               ........

     The following definitions shall be in effect under the Plan:

     A.  Board shall mean the Corporation's Board of Directors.
         .....

     B.  Code shall mean the Internal Revenue Code of 1986, as amended.
         ....

     C.  Committee shall mean the Compensation Committee of the Board.
         .........
The Committee shall have at least two members, each of whom shall be a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and an "outside director" as defined in Section 162(m) of the Code and the regulations thereunder, and, if applicable, meet the independence requirements of the applicable stock exchange, quotation system or other self-regulatory organization on which the shares of Common Stock are traded. However, no act of the Committee shall be void or deemed to be without authority due to the failure of a member to meet any qualification requirement at the time the action is taken.

     D.  Common Stock shall mean the Corporation's common stock.
         ............

     E.  Corporate Transaction shall mean either of the following
         .....................
stockholder-approved transactions to which the Corporation is a party:

         (a) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

         (b) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     F.  Corporation shall mean Excel Technology, Inc, a Delaware
         ...........
corporation.

     G.  Disability shall mean the inability of the Optionee or the
         ..........
Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances.

     H.  Employee shall mean an individual who is in the employ of the
         ........
Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     I.  Exercise Date shall mean the date on which the Corporation shall
         .............
have received written notice of the option exercise.

     J.  Fair Market Value per share of Common Stock on any relevant date
         .................
shall be determined by the Committee in accordance with the following provisions:

         (a) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

         (b) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

         (c) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

     K.  Incentive Option shall mean an option which satisfies the
         ................
requirements of Code Section 422.

     L.  Misconduct shall mean the commission of any act of fraud,
         ..........
embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

     M.  1934 Act shall mean the Securities Exchange Act of 1934, as
         ........
amended.

     N.  Non-Statutory Option shall mean an option not intended to
         ....................
satisfy the requirements of Code Section 422.

     O.  Option Grant Program shall mean the option grant program in
         ....................
effect under the Plan.

     P.  Optionee shall mean any person to whom an option is granted
         ........
under the Plan.

     Q.  Parent shall mean any corporation (other than the Corporation)
         ......
in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     R.  Participant shall mean any person who is issued shares of Common
         ...........
Stock under the Stock Issuance Program.

     S.  Performance Award shall mean a Performance Award as that term is
         .................
defined in Section I.C.1. of Article Three.

     T.  Plan shall mean the Corporation's 2006 Stock Option/Stock
         ....
Issuance Plan, as set forth in this document.

      U. Service shall mean the provision of services to the Corporation
         .......
(or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

     V.  Stock Exchange shall mean either the American Stock Exchange or
         ..............
the New York Stock Exchange or the Nasdaq Stock Market LLC.

     W.  Stock Issuance Agreement shall mean the agreement entered into
         ........................
by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

     X.  Stock Issuance Program shall mean the stock issuance program in
         ......................
effect under the Plan.

     Y.  Subsidiary shall mean any corporation (other than the
         ..........
Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     Z.  10% Stockholder shall mean the owner of stock (as determined
         ...............
under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).